Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports First Half and Second Quarter 2026 Results

Revenue up 3% and 6% for First Half and Second Quarter 2026, respectively

Operating Income up 18% for First Half and down 2% for Second Quarter 2026

Continued Strong Operational Performance in First Half of Fiscal Year 2026

Richmond, VA November 5, 2025 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the six months and quarter ended September 30, 2025.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “We are proud of the strong operational performance of both of our business segments in the first half of fiscal year 2026. Our Tobacco Operations segment achieved solid results. Customer demand has remained firm following several years of undersupply, despite significantly larger tobacco crops this fiscal year. Tobacco buying has been completed in most key growing regions, and green tobacco prices have softened in certain regions compared to the previous fiscal year. Shipments are progressing smoothly, and current crop tobacco is being shipped earlier than in the prior fiscal year. Overall, the segment has once again demonstrated effective management in navigating market dynamics."

Mr. Wigner continued, “Our Ingredients Operations segment maintained positive momentum, achieving higher sales and volume in both the quarter and six months ended September 30, 2025. Continued interest
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in new value-added products has translated into an active pipeline, supported by Universal Ingredients' enhanced production and operational capabilities. Demand for our new products remains solid, while fixed costs, product mix, and market challenges, including weakness in the consumer-packaged goods industry and tariff uncertainty, had a negative impact on earnings. The segment’s proactive approach to meeting customers’ strategic needs, focusing on organic growth, and converting customer interest into sales will continue to build scale and generate returns on our investments. We believe the segment continues to be well-positioned to capitalize on its investments and drive future growth."

FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Change	Six Months Ended September 30,		Change
(in millions of dollars, except per share data)	2025	2024	%	2025	2024	%

Consolidated Results
Sales and other operating revenue	$754.2	$710.8	6%	$1,347.9	$1,307.8	3%
Cost of goods sold	$614.3	$567.6	8%	$1,094.0	$1,068.7	2%
Gross profit margin percentage	18.5%	20.1%	-160 bps	18.8%	18.3%	50 bps
Selling, general and administrative expenses	$72.2	$63.8	13%	$151.4	$142.5	6%
Restructuring and impairment costs	$—	$10.6	(100)%	$1.1	$10.6	(89)%
Operating income	$67.6	$68.7	(2)%	$101.5	$86.0	18%
Adjusted operating income (non-GAAP)*	$67.6	$79.3	(15)%	$102.6	$96.5	6%
Net income attributable to Universal Corporation	$34.2	$25.9	32%	$42.7	$26.1	64%
Adjusted net income attributable to Universal Corporation (non-GAAP)*	$34.2	$36.4	(6)%	$43.8	$36.5	20%
Diluted earnings (loss) per share	$1.36	$1.03	32%	$1.70	$1.04	63%
Adjusted diluted earnings (loss) per share (non-GAAP)*	$1.36	$1.45	(6)%	$1.74	$1.46	19%
Segment Results
Tobacco operations sales and other operating revenues	$659.4	$630.2	5%	$1,164.1	$1,142.2	2%
Tobacco operations operating income	$65.2	$77.3	(16)%	$100.9	$91.8	10%
Ingredients operations sales and other operating revenues	$94.8	$80.6	18%	$183.8	$165.6	11%
Ingredients operations operating income (loss)	$(0.2)	$1.3	(112)%	$1.5	$4.2	(64)%
*See Reconciliation of Certain non-GAAP Financial Measures in Other Items below

First Half 2026 Highlights

Consolidated Results
•Revenue up $40 million to $1.3 billion on higher third-party tobacco processing volumes, accelerated tobacco shipments, and higher ingredients sales volumes.
•Operating income up $16 million to $102 million on a favorable product mix in the Tobacco Operations segment.

Tobacco Operations Segment
•Revenue up $22 million on higher third-party tobacco processing volumes.
•Segment operating income up $9 million on a favorable product mix.
•Tobacco sales volumes slightly down, about 1%, as higher sales and earlier shipments of current crop tobacco largely offset lower sales of carryover crop tobacco.
•Tobacco sales prices relatively flat.
•Tobacco Operations segment results reflected:
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◦Continued firm customer demand;
◦A favorable product mix;
◦Larger current crops, particularly in Brazil and African origins;
◦Earlier shipments of current crop tobacco;
◦Lower sales of carryover crop tobacco;
◦Increased third-party tobacco processing revenue; and
◦Higher inventory write-downs.
•Uncommitted tobacco inventory levels have remained low at approximately 13% at September 30, 2025.
•Currently tobacco supply and demand is generally in a balanced position but is expected to move to an oversupply position by fiscal year-end.

Ingredients Operations Segment
•Revenue up 11% on increased sales volumes.
•Lower operating income reflected product mix and higher fixed costs, including additional depreciation from our recently expanded production facility, as well as inventory write-downs. Weakness in the consumer-packaged goods industry and tariff uncertainty also impacted the segment.
•Despite market challenges, continued high level of interest in value-added products.
•Ongoing focus on organic growth and building scale through our product pipeline.

Select Balance Sheet Items, Liquidity, and Debt
•Increased working capital usage on seasonal tobacco purchases.
•Total debt down $39 million at September 30, 2025, compared to September 30, 2024.
•Net debt (non-GAAP) down $52 million at September 30, 2025, compared to September 30, 2024.
•Approximately $340 million available under revolving credit facility as of September 30, 2025.

Additional Items
•Restructuring and impairment costs of $1.1 million in the first half of fiscal year 2026, compared to $10.6 million in the first half of fiscal year 2025.
•Interest expense down $4 million, compared to the same period in the prior fiscal year.

Second Quarter 2026 Highlights

Consolidated Results
•Revenue up $43 million, to $754 million, on higher tobacco and ingredient sales volumes.
•Operating income down $1 million to $68 million on higher sales volumes and lower restructuring and impairment costs, slightly offset by unfavorable foreign currency comparisons, higher inventory write-downs, and higher provisions for farmer advances.

Tobacco Operations Segment
•Revenue up $29 million, or 5%, on higher tobacco sales volumes.
•Segment operating income down $12 million on unfavorable foreign currency comparisons, higher inventory write-downs, and a less favorable product mix.

Ingredients Operations Segment
•Revenue up 18% on increased sales volumes.
•Lower operating income reflected product mix and higher fixed costs, including additional depreciation from our recently expanded production facility, as well as inventory write-downs. Weakness in the consumer-packaged goods industry and tariff uncertainty also impacted the segment.

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Additional Items
•Restructuring and impairment costs of $10.6 million in the quarter ended September 30, 2024.

Sustainability Update

Universal Corporation continues to make meaningful progress in its transition to renewable and lower emission energy sources. The Company has significantly expanded its use of clean electricity as an important element of its carbon transition plan.

“Our continued progress in expanding renewable electricity use demonstrates Universal’s commitment to operational efficiency and environmental stewardship,” said Mr. Wigner. “Investing in clean energy supports our sustainability goals and strengthens the resilience of our operations while creating long-term value for our stakeholders.”

Expanded solar capacity has played a central role in this progress. On-site solar installations in Italy, the Dominican Republic, and the Philippines have further strengthened Universal’s clean energy footprint.

Other Items

Reconciliation of Certain Non-GAAP Financial Measures
Adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

Net debt, net capitalization, and net debt to net capitalization ratio are also non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation:
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Adjusted Operating Income Reconciliation
	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2025	2024	2025	2024
As Reported: Consolidated operating income	$67,649	$68,736	$101,462	$85,961
Restructuring and impairment costs(1)	—	10,573	1,122	10,573
As Adjusted operating income (non-GAAP)	$67,649	$79,309	$102,584	$96,534

Adjusted Net Income Attributable to Universal Corporation and Adjusted Diluted Earnings Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
As Reported: Net income attributable to Universal Corporation	$34,169	$25,940	$42,666	$26,070
Restructuring and impairment costs(1)	—	10,573	1,122	10,573
Total of non-GAAP adjustments to income before income taxes	—	10,573	1,122	10,573
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment costs(2)	—	(132)	(35)	(132)
Total of income tax impacts for non-GAAP adjustments to income before income taxes	—	(132)	(35)	(132)
As adjusted: Net income attributable to Universal Corporation (non-GAAP)	$34,169	$36,381	$43,753	$36,511
As reported: Diluted earnings per share	$1.36	$1.03	$1.70	$1.04
As adjusted: Diluted earnings per share (non-GAAP)	$1.36	$1.45	$1.74	$1.46

(1)    Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income available to Universal Corporation, and Adjusted diluted earnings per share.
(2)    The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.

The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	September 30,	September 30,	March 31,
(in thousands)	2025	2024	2025
Add: Notes payable and overdrafts	$539,583	$579,132	$455,039
Add: Long-term obligations	618,196	617,641	617,918
Add: Current portion of long-term obligations	—	—	—
Total Debt	1,157,779	1,196,773	1,072,957
Add: Customer advances and deposits	2,782	6,837	3,763
Less: Cash and cash equivalents	88,652	80,118	260,115
Net Debt (non-GAAP)	$1,071,909	$1,123,492	$816,605
Add: Total Universal Corporation shareholders' equity	1,469,982	1,420,566	1,458,556
Net Capitalization (non-GAAP)	$2,541,891	$2,544,058	$2,275,161

Net Debt/Net Capitalization (non-GAAP)	42%	44%	36%
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Investor Conference Call

At 10:00 a.m. (Eastern Time) on November 6, 2025, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through February 6, 2026. A taped replay of the call will also be available through November 20, 2025, by dialing (800) 770-2030 (Playback ID: 5786366#).

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2026 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; material weaknesses in our internal control over financial reporting; our inability to use a Form S-3 registration statement; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and
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uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and related disclosures in other filings that Universal files with the Securities and Exchange Commission (the "SEC") which are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$754,177	$710,762	$1,347,939	$1,307,812
Costs and expenses
Cost of goods sold	614,347	567,617	1,093,982	1,068,746
Selling, general and administrative expenses	72,181	63,836	151,373	142,532
Restructuring and impairment costs	—	10,573	1,122	10,573
Operating income	67,649	68,736	101,462	85,961
Equity in pretax earnings (loss) of unconsolidated affiliates	(2,561)	(642)	(126)	(502)
Other non-operating income (expense)	582	461	1,168	925
Interest income	778	295	1,425	1,103
Interest expense	20,438	21,273	38,215	42,007
Income (loss) before income taxes and other items	46,010	47,577	65,714	45,480
Income taxes	11,207	13,608	16,544	14,335
Net income (loss)	34,803	33,969	49,170	31,145
Less: net loss (income) attributable to noncontrolling interests in subsidiaries	(634)	(8,029)	(6,504)	(5,075)
Net income (loss) attributable to Universal Corporation	$34,169	$25,940	$42,666	$26,070

Earnings per share:
Basic	$1.36	$1.04	$1.71	$1.05
Diluted	$1.36	$1.03	$1.70	$1.04

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$88,652	$80,118	$260,115
Accounts receivable, net	445,257	537,602	625,876
Advances to suppliers, net	121,569	139,766	169,385
Accounts receivable—unconsolidated affiliates	114,071	66,646	7,143
Inventories—at lower of cost or net realizable value:
Tobacco	1,138,630	1,070,655	806,332
Other	222,505	211,476	189,610
Prepaid income taxes	23,066	20,771	19,595
Other current assets	85,928	84,884	78,041
Total current assets	2,239,678	2,211,918	2,156,097

Property, plant and equipment
Land	26,285	25,972	26,113
Buildings	335,300	330,407	333,398
Machinery and equipment	746,284	705,246	723,935
	1,107,869	1,061,625	1,083,446
Less accumulated depreciation	(735,473)	(685,883)	(710,472)
	372,396	375,742	372,974
Other assets
Operating lease right-of-use assets	37,319	32,487	34,260
Goodwill, net	213,815	213,872	213,840
Other intangibles, net	52,650	63,263	57,836
Investments in unconsolidated affiliates	84,526	78,774	79,317
Deferred income taxes	18,238	15,526	16,539
Pension asset	13,393	12,293	12,819
Other noncurrent assets	38,424	41,711	45,870
	458,365	457,926	460,481

Total assets	$3,070,439	$3,045,586	$2,989,552

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$539,583	$579,132	$455,039
Accounts payable	99,599	87,106	98,036
Accounts payable—unconsolidated affiliates	299	174	1,999
Customer advances and deposits	2,782	6,837	3,763
Accrued compensation	30,776	29,266	44,646
Income taxes payable	14,573	7,948	12,586
Current portion of operating lease liabilities	11,809	10,325	10,742
Accrued expenses and other current liabilities	129,210	128,634	123,350
Current portion of long-term debt	—	—	—
Total current liabilities	828,631	849,422	750,161

Long-term debt	618,196	617,641	617,918
Pensions and other postretirement benefits	36,490	36,734	35,336
Long-term operating lease liabilities	23,584	19,038	20,608
Other long-term liabilities	26,228	28,425	22,901
Deferred income taxes	33,160	36,322	42,090
Total liabilities	1,566,289	1,587,582	1,489,014

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,913,747 shares issued and outstanding at September 30, 2025 (24,715,625 at September 30, 2024 and 24,715,625 at March 31, 2025)	352,909	349,064	351,626
Retained earnings	1,188,283	1,158,658	1,186,981
Accumulated other comprehensive loss	(71,210)	(87,156)	(80,051)
Total Universal Corporation shareholders' equity	1,469,982	1,420,566	1,458,556
Noncontrolling interests in subsidiaries	34,168	37,438	41,982
Total shareholders' equity	1,504,150	1,458,004	1,500,538

Total liabilities and shareholders' equity	$3,070,439	$3,045,586	$2,989,552

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Six Months Ended September 30,
	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$49,170	$31,145
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	27,198	29,420
Net provision for losses (recoveries) on advances to suppliers	(2,810)	(5,562)
Inventory writedowns	9,780	5,231
Stock-based compensation expense	8,481	6,583
Foreign currency remeasurement (gain) loss, net	1,195	1,334
Foreign currency exchange contracts	(2,531)	3,225
Deferred income taxes	(9,726)	153
Equity in net loss (income) of unconsolidated affiliates, net of dividends	991	404
Restructuring and impairment costs	1,122	10,573
Restructuring payments	(2,774)	(350)
Other, net	37	(217)
Changes in operating assets and liabilities, net:	(252,491)	(129,352)
Net cash used by operating activities	(172,358)	(47,413)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(21,099)	(38,796)
Proceeds from sale of property, plant and equipment	881	1,412
Net cash used by investing activities	(20,218)	(37,384)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	82,781	161,611
Dividends paid to noncontrolling interests	(14,063)	(8,960)
Dividends paid on common stock	(40,426)	(39,646)
Other	(7,727)	(3,716)
Net cash provided by financing activities	20,565	109,289

Effect of exchange rate changes on cash, restricted cash and cash equivalents	548	33
Net increase (decrease) in cash, restricted cash and cash equivalents	(171,463)	24,525
Cash, restricted cash and cash equivalents at beginning of year	260,115	55,593

Cash, restricted cash and cash equivalents at end of period	$88,652	$80,118
See accompanying notes.
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Universal Corporation

NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024

Basic Earnings (Loss) Per Share
Numerator for basic earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$34,169	$25,940	$42,666	$26,070

Denominator for basic earnings (loss) per share
Weighted average shares outstanding	25,035,110	24,946,632	25,017,765	24,911,681

Basic earnings (loss) per share	$1.36	$1.04	$1.71	$1.05

Diluted Earnings (Loss) Per Share
Numerator for diluted earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$34,169	$25,940	$42,666	$26,070

Denominator for diluted earnings (loss) per share:
Weighted average shares outstanding	25,035,110	24,946,632	25,017,765	24,911,681
Effect of dilutive securities
Employee and outside director share-based awards	143,436	189,341	137,862	189,614
Denominator for diluted earnings (loss) per share	25,178,546	25,135,973	25,155,627	25,101,295

Diluted earnings (loss) per share	$1.36	$1.03	$1.70	$1.04

NOTE 3. SEGMENT INFORMATION

Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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Universal Corporation

an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank’s Extracts, LLC d/b/a Universal Ingredients–Shank’s (“Universal Ingredients–Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients–Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients–Shank’s is also equipped to offer customers custom bottling and packaging for their products.
Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates (“Segment Operating Income”). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Reportable segment data as of, or for, each period presented in the consolidated statements of income and comprehensive income, the consolidated balance sheets, and the consolidated statements of cash flows is as follows:

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$659,423	$94,754	$754,177	$630,212	$80,550	$710,762
Cost of goods sold	(534,668)	(79,679)	(614,347)	(503,147)	(64,470)	(567,617)
Selling, general and administrative expenses	(40,057)	(12,041)	(52,098)	(33,657)	(11,873)	(45,530)
Corporate overhead allocated to the segments	(16,889)	(3,194)	(20,083)	(15,432)	(2,874)	(18,306)
Equity in pretax earnings (loss) of unconsolidated affiliates (1)	(2,561)	—	(2,561)	(642)	—	(642)
Segment operating income	65,248	(160)	65,088	77,334	1,333	78,667
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)			2,561			642
Restructuring and impairment costs (2)			—			(10,573)
Consolidated total			$67,649			$68,736

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Universal Corporation

	Six Months Ended September 30, 2025			Six Months Ended September 30, 2024
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$1,164,119	$183,820	$1,347,939	$1,142,167	$165,645	$1,307,812
Cost of goods sold	(942,535)	(151,447)	(1,093,982)	(937,912)	(130,834)	(1,068,746)
Selling, general and administrative expenses	(84,811)	(24,078)	(108,889)	(80,205)	(24,652)	(104,857)
Corporate overhead allocated to the segments	(35,729)	(6,755)	(42,484)	(31,760)	(5,915)	(37,675)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	(126)	—	(126)	(502)	—	(502)
Segment operating income	100,918	1,540	102,458	91,788	4,244	96,032
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			126			502
Restructuring and impairment costs (2)			(1,122)			(10,573)
Consolidated operating income			$101,462			$85,961

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment costs are excluded from segment operating income, but are included in consolidated operating income in the consolidated statements of income and comprehensive income.

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